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             [WILLIAMSON PETROLEUM CONSULTANTS, INC. LETTERHEAD]




                                                                    EXHIBIT 23.3


              CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.


Williamson Petroleum Consultants, Inc. hereby consents to incorporation by reference in this Registration Statement on Form S-3 of our report, "Evaluation of Proved Oil and Gas Reserves to the Interests of MCNIC Oil & Gas Company in Various Enhanced Oil Recovery Projects Effective December 31, 1997 for Disclosure to the Securities and Exchange Commission, Williamson Project 7.8527" dated January 14, 1998, appearing in the Annual Report on Form 10-K of MCN Energy Group Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

This consent may be incorporated by reference into any registration statement of MCN Energy Group Inc. relating to the securities included in the Registration Statement on Form S-3 filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended.


                                          Williamson Petroleum Consultants, Inc.
                                          WILLIAMSON PETROLEUM CONSULTANTS, INC.


Midland, Texas
February 27, 1998